UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 6, 2015, Medivation, Inc. (“Medivation”) completed its acquisition of all rights to talazoparib (MDV3800; formerly referred to as BMN-673) from BioMarin Pharmaceutical Inc. (“BioMarin”) pursuant to the Asset Purchase Agreement entered into between Medivation and BioMarin dated August 21, 2015 (the “Agreement”). The acquired talazoparib assets include all patents, data, know-how, third party agreements, regulatory materials and inventories. Medivation also assumes certain liabilities related to the acquired assets to the extent they arise after the closing, including liabilities for the ongoing clinical trials of talazoparib, liabilities under certain agreements previously entered into by BioMarin and assigned to Medivation in the transaction, and certain of BioMarin’s obligations pursuant to its Stock Purchase Agreement with LEAD Therapeutics, Inc., dated February 4, 2010, as amended, the agreement under which BioMarin initially acquired BMN-673.

In connection with the closing of the transaction, Medivation has paid BioMarin the upfront payment of $410 million. Under the terms of the Agreement, Medivation will pay BioMarin up to an additional $160 million upon the achievement of regulatory and sales-based milestones, and mid-single digit royalties on net sales of products that contain talazoparib during the royalty term specified in the Agreement.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement, are solely for the benefit of the parties (except as specifically set forth therein), may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to qualifications set forth in confidential disclosure schedules and to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Medivation, BioMarin, or the acquired assets.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement by and between BioMarin Pharmaceutical Inc. and Medivation, Inc. dated August 21, 2015

*	Certain information omitted pursuant to a request for confidential treatment filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: October 6, 2015	By:	/s/ Richard A. Bierly
Richard A. Bierly Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement by and between BioMarin Pharmaceutical Inc. and Medivation, Inc. dated August 21, 2015

*	Certain information omitted pursuant to a request for confidential treatment filed with the SEC.